Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:     Walter Ida

            (808) 946-1400

Territorial Bancorp Inc.

Announces Results of Annual Meeting

Honolulu, Hawaii, August 17, 2010 - Territorial Bancorp Inc., (NASDAQ: TBNK) (the “Company”), headquartered in Honolulu, Hawaii, the holding company parent of Territorial Savings Bank, announces the results of its 2010 annual meeting of stockholders held August 17, 2010.

Two members of the board of directors, Kirk W. Caldwell and Harold H. Ohama, we each elected to serve for a three-year term. Stockholders also approved the Territorial Bancorp Inc. 2010 Equity Incentive Plan and ratified the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010.

Territorial Savings Bank is a federally chartered savings bank that was originally chartered in 1921 by the Territory of Hawaii. Territorial Savings bank conducts business from its headquarters in Honolulu, Hawaii and has 25 branch offices in the State of Hawaii.